UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

Cardinal Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	0-28780	54-1804471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Jacksonville Circle, P.O. Box 215 Floyd, Virginia		24091
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2012, Cardinal Bankshares Corporation (the “Company”) and its wholly-owned subsidiary, Bank of Floyd (the “Bank”), announced that Michael D. Larrowe has been named President and Chief Executive Officer of both the Company and the Bank. Mr. Larrowe’s appointment was effective May 29, 2012. Mr. Larrowe had previously served as Executive Vice President of the Company and the Bank. In addition, Mr. Larrowe was appointed to the boards of directors of the Company and the Bank.

Mr. Larrowe was appointed President and Chief Executive Officer of the Company and the Bank following the termination of R. Leon Moore in his positions as President and Chief Executive Officer of the Company and the Bank effective May 29, 2012.

Mr. Larrowe, age 57, has been Executive Vice President of the Company and the Bank since July 2011. He previously served as Executive Vice President and Chief Administrative Officer for Waccamaw Bankshares, Inc. and Waccamaw Bank from November 2010 to April 2011. He was Executive Vice Chairman and Chief Operating Officer of Bank of the Carolinas and Executive Vice President and Vice Chairman of the Board for Bank of the Carolinas Corporation from May 2008 to May 2010. Mr. Larrowe previously served as Regional Managing Partner for Elliott Davis, LLC, a 450-person public accounting firm, and has also provided consulting services to community banks through his consulting company, Larrowe & Company, plc, during the past five years. Mr. Larrowe has over 29 years of experience as a certified public accountant in the public accounting sector, with an emphasis on community banking.

The Company has previously entered into an employment agreement, dated July 20, 2011, with Mr. Larrowe establishing his compensation and other terms of his employment. No material changes have been made to such employment agreement in connection with the above-referenced appointments.

A copy of the press release of the Company and the Bank announcing the appointment of Mr. Larrowe as President and Chief Executive Officer of such entities is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL BANKSHARES CORPORATION

Dated: June 6, 2012	By:	/s/ J. Alan Dickerson
J. Alan Dickerson
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 4, 2012.